LOAN AGREEMENT


            THIS AGREEMENT made the 22nd day of March, 2006


BETWEEN:

            JAMES ASKEW, of 3223 Robinhood, Houston, Texas, 77005; and

            L.EDWARD WALKER, of 9622 Briar Forest, Houston, Texas, 77063;

            (the "Lenders")

                                                               OF THE FIRST PART

AND:
            GULF UNITED ENERGY, INC., a company incorporated pursuant to the laws of Nevada with an office at 203 Bannerman Street North, Box 219, Porcupine, Ontario, Canada P0N 1C0

            ("Gulf United")

                                                              OF THE SECOND PART

WHEREAS:

A. Gulf United requires funding in connection with its proposed participation in a joint venture agreement with Cia. Mexicana de Gas Natural, S.A. de C.V. (the "Mexican Agreement");

B. The Lenders are prepared to loan the sum of US$200,000 (the "Loan") to Gulf United on certain terms and conditions contained herein;

            NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Lenders hereby agrees to advance the Loan to Gulf United, or on its behalf, at the Lenders' option, forthwith upon the execution of this Agreement.

2. The Loan shall be unsecured and bear simple interest at a rate of 10% per annum, calculated in arrears on a monthly basis commencing on the date of the Loan and continuing until the entire Loan amount is paid in full.

3. The Loan, as well as all accrued interest, shall be due and payable from Gulf United to the Lenders on June 4, 2006. Gulf United shall not be penalized for early repayment.

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4.          At  any  time, Gulf United may satisfy the repayment of the Loan and all interest accrued by transferring by way of bill of sale all of its interest in the Mexican Agreement to the Lendors.

5. All funds and dollar amounts referred to in this Agreement are in the lawful currency of the United States of America.

6. This Agreement shall be interpreted in accordance with the laws in effect from time to time in the State of Texas.

            IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.


                                           GULF UNITED ENERGY, INC.

/s/ James Askew                            PER:/s/ Bruno Fruscalzo
__________________________                 ________________________
James Askew                                Authorized Signatory


/s/ L. Edward Walker
__________________________
L. Edward Walker